                                                                   Exhibit 10.11

EXHIBIT 10.11
STANDARD TERMS FOR R&D PROJECT OF SERVICE



                                            Date of this draft: 1 FEBRUARY, 2000



THIS IS AN AGREEMENT made under the laws of the province of Quebec, Canada

THE PARTIES ARE NATIONAL RESEARCH COUNCIL OF CANADA (called "NRC")
Head   {1200 Montreal Road        Participating {Industrial Materials Institute}
Office {Ottawa, Ontario, K1A 0R6  Institute(s)  {75, boul. De Mortagne
                                                 Boucherville, Quebec J4B 6Y4

                                       AND

RTICA INC. (called the "COLLABORATOR")

                                whose address is:

999 Barton St.
Stoney Creek, Ont.  L8E 5H4



RD-1. This agreement concerns scientific research and development, called the "Project", described as: PET fiber blowing process development.

RD-2. The Collaborator chooses to work with NRC because of NRC's unique capabilities, and ASSURES NRC that NRC's work in this Project is not competing with Canadian firms or universities.

RD-3. The parties will contribute to the Project by the performance of work as described in the attached "STATEMENT OF WORK AND DELIVERABLES", or by payments, or both. This agreement is subject to the terms in the attached "GENERAL CONDITIONS".

RD-4. The Total Cost of the Project, is estimated to be:
      Eight hundred and forty eight thousand dollars (848 000$)
      (If applicable) that amount includes the following inputs from others (not bound by this agreement).

RD-5. The Collaborator will pay to NRC in cash, according to the attached
      "SCHEDULE OF PAYMENTS":
      Four hundred thousand dollars (400 000$)
      Without implying that tax authorities are bound by this, the Parties consider applicable taxes are:
      (a)   Goods and Services tax at: -%; registration number 121 491 807
      (b)   Quebec Sales Tax at: -%; registration number 1006 178 088.

RD-6. The Collaborator will also put into the Project, without charge, work that costs (plus or minus 10%):
      Three hundred forty four thousand dollars (344 000$)

RD-7. NRC will put into the Project, without charge, work that costs (plus or minus 10%):
      One hundred four thousand dollars (104 000$)

RD-8. No agreement or offer exists until NRC signs.  Project starts on:
      January 2000.
      This agreement expires, except for the Intellectual Property provisions, on:
      June 30, 2001.

      Exhibit 10.11

RD-9. The Intellectual Property from the Project will be dealt with in accordance with attached ANNEX: IU entitled "INTELLECTUAL PROPERTY", which remains in effect for an extended period stated therein.



SIGNED by the COLLABORATOR in duplicate at:     Stoney Creek, Ontario
                                                --------------------------------
                                                (City, Province, County)


Per:  /s/Warren Arseneau                        Date: February 6, 2000
      -----------------------------------            ---------------------------
      (Signature)


      W. Arseneau, President
      -----------------------------------
      (Print Name and Title)



SIGNED by NATIONAL RESEARCH COUNCIL CANADA in duplicate at:


                                                OTTAWA, ONTARIO, CANADA
                                                --------------------------------
                                                (City, Province, County)


Per:  /s/ Arthur J. Carty                       DATE: 14/2/2000
      -----------------------------------            ---------------------------
      (Signature)


      A.J. CARTY, PRESIDENT
      -----------------------------------
      (Print Name and Title)

      Exhibit 10.11

                          ANNEX GC: GENERAL CONDITIONS



GC-1. INTERPRETATION OF AGREEMENT This agreement supersedes all prior communications, negotiations and agreements concerning the Project or financial contributions to the Project. No amendment or waiver of terms in this agreement, or in the STATEMENT OF WORK AND DELIVERABLES is effective unless it is in writing, signed by all Parties, and explicitly states the intention to affect this agreement. In case of inconsistency between the STATEMENT OF WORK AND DELIVERABLES and the rest of this agreement, the rest of this agreement prevails. No forbearance by a Party implies any broader, continuing, or future forbearance. If a court finds part of this agreement invalid, the remainder is valid in accordance with its most reasonable interpretation. This agreement does not create a relationship of agency, employment, partnership, or joint venture.

GC-2. ASSIGNMENT This agreement is personal to the Parties, so that no assignment or assumption by a corporation formed by amalgamation with a Party is valid except by written consent of all Parties.

GC-3. EXCLUSION OF CERTAIN LIABILITY No Party may allege liability in tort arising out of this contract or relating to the Project. Claims based on contractual liability are actionable, but not for failure or delay in performance caused by circumstances beyond the reasonable control of the defending Party, nor for incorrectness or inaccuracy of data supplied, advice given, or opinions expressed. No claim may be made for indirect, consequential, or contingent damages.

GC-4. LIMITED WARRANTIES Each Party warrants that it will conduct the Project work in a professional manner conforming to generally accepted practices for scientific research and development. However, because of the nature of such work, no specific result is promised.
         GC-4.1 The Parties will not include in the deliverables, without so stating, any technical information the use of which is known by a Party (in the case of NRC, limited to within the Participating Institute) to infringe the rights of others. However, no Party warrants that technical information conveyed in the deliverables does not infringe the rights of others under a present or future patent.
         GC-4.2 No Party warrants the validity of patents under which rights may be granted pursuant to this agreement, or makes any representation as to the scope of patents or that inventions may be exploited without infringing the rights of others.
         GC-4.3 No Party warrants the correctness or accuracy of data supplied, advice given, or opinions expressed.

GC-5. VISITS Each Party will permit visits by another Party's employees on the premises where work on the Project is conducted, if relevant to the Project and not likely to interfere with regular operations. Persons who work at NRC must personally sign an agreement waiving any right to sue NRC for injuries.

GC-6. RECORDS Parties who perform work in the Project, and (if applicable) Parties who obtain a licence by this agreement, must maintain records and accounts related directly to the work or the licence, in accordance with generally accepted accounting principles applicable to the Collaborator, and Treasury Board rules applicable to NRC. Those records must be preserved for at least three years after they are created, and must be available at each Party's address of record, upon reasonable written request, for inspection and the making of extracts and copies by the requesting Party. This paragraph survives the rest of this agreement for the same length of time that records must be preserved.

GC-7. TERMINATION OF WORK A Party may terminate this agreement, with respect to the work and not obligations concerning Intellectual Property or confidentiality, at any time, upon sixty days written notice. Upon termination, each Party must pay the other Party any costs pre-dating the

      Exhibit 10.11

         notice that were intended to be reimbursable under this agreement, as well as any wasted costs that result directly from the cancellation of obligations and from uncancellable obligations.

GC-8. TERMINATION OF LICENCE NRC has the right to terminate any licence or option of Intellectual Property that is granted by or results from this agreement if the Collaborator fails to submit to NRC any required report or payment. NRC shall not exercise this right until the Collaborator has received notice that the report or payment is overdue and has been allowed sixty days from the effective date of that notice to submit the report or payment. That termination shall not be the basis of any liability of NRC, and does not terminate the Collaborator's outstanding obligations nor NRC's right to claim damages based on this agreement.

GC-9. NOTICES Any notice related to this agreement, including a notice of change of address, must be sent to the addresses stated at the beginning of this agreement, either by registered mail, which is deemed to be effective notice five days after mailing, or by courier or facsimile, which are effective notices only when acknowledged by a courier's delivery receipt or by a specific non-automatic return facsimile transmission.

GC-10. CONDITIONS The following are conditions of this agreement, and any violation of them entitles NRC to forthwith terminate this agreement, including any licence granted by this agreement, in whole or part, without liability for the termination and retaining the right to claim damages:

         GC-10.1 No member of the House of Commons of Canada shall be admitted to any share or part of this agreement or to any benefit to arise from it.
         GC-1 0.2 No person will receive a direct benefit from this contract if that person is subject to, and not in compliance with, a Conflict of Interest and Post-Employment Code, either the one for Public Office Holders, for the Public Service, or for NRC Employees. (NOTE: post-employment rules mainly affect persons in the NRC "MG" category, the public service categories "Senior Manager" and above, ministerial staff, and Governor in Council appointees).
         GC-10.3 No Party paid, gave, promised or offered any bribe, gift, or inducement to any person, nor employed any person on the basis of a commission or contingent fee, in relation to obtaining this agreement (unless disclosed to NRC, in writing, referring explicitly to this clause).
         GC-10.4 No person who will receive a direct benefit from this agreement has ever been convicted of a Criminal Code offence of fraud on the government (s.121), selling or purchasing public office (s.124), or selling defective stores to Her Majesty (s.418).
         GC-10.5 Any licence to the Collaborator of Intellectual Property that is granted by or results from this agreement is personal to the Collaborator, and shall not be exercised by or on behalf of a successor, trustee, or receiver of the Collaborator.
         GC-10.6 No research work involving human subjects, human tissues, laboratory animals, or animal tissues, may be undertaken without the prior approval of NRC's Human Subjects Research Ethics Committee or NRC's Animal Care Committee.

GC-11. DISPUTE RESOLUTION Disputes concerning the Project shall not be litigated. If negotiations fail to resolve a dispute within 60 days, a Party can require non-binding mediation, whereupon the Parties shall jointly appoint one impartial expert mediator to mediate according to mutually agreed procedures. If a Party refuses to effectively participate in mediation, or if mediation continues for more than 60 days, a Party can require binding arbitration under the Commercial Arbitration Act of Canada, whereupon the Parties shall attempt to jointly appoint one impartial expert arbitrator.
         If they cannot agree within 30 days on the choice of an arbitrator, each Party shall appoint its own arbitrator and those arbitrators shall jointly appoint a chairperson of an arbitral tribunal. An arbitral award shall not include punitive damages, costs, or interim measures. Each Party shall pay its own costs and an equal share of all other costs of mediation and arbitration.

      Exhibit 10.11

                      ANNEX SP: SCHEDULE OF PAYMENTS TO NRC


For an agreement with RTICA Inc.
The "Project", described as: PET Fiber Blowing Process Development

Billing Address, if not the same as the Party's address at the beginning of this agreement:
___________________________________________.

Invoicing reference number, if
DESIRED:
___________________________________________.


====================================================================================
            WHEN                PRINCIPAL        PST          GST         TOTAL
                                     AMOUNT
====================================================================================
1.    PREPAYMENT                  20,000.00                               20,000.00
------------------------------------------------------------------------------------
2.    FEBRUARY 1, 2000            20,000.00                               20,000.00
------------------------------------------------------------------------------------
3.    MARCH 1, 2000               20,000.00                               20,000.00
------------------------------------------------------------------------------------
4.    APRIL 1, 2000               20,000.00                               20,000.00
------------------------------------------------------------------------------------
5.    MAY 1, 2000                 20,000.00                               20,000.00
------------------------------------------------------------------------------------
6.    JUNE 1, 2000                20,000.00                               20,000.00
------------------------------------------------------------------------------------
7.    JULY 1, 2000                20,000.00                               20,000.00
------------------------------------------------------------------------------------
8.    AUGUST 1, 2000              20,000.00                               20,000.00
------------------------------------------------------------------------------------
9.    RECEIPT OF INTERIM          20,000.00                               20,000.00
      REPORT
------------------------------------------------------------------------------------
10.   SEPTEMBER 1, 2000           20,000.00                               20,000.00
------------------------------------------------------------------------------------
11.   OCTOBER 1, 2000             20,000.00                               20,000.00
------------------------------------------------------------------------------------
12.   NOVEMBER 1, 2000            20,000.00                               20,000.00
------------------------------------------------------------------------------------
13.   DECEMBER 1, 2000            20,000.00                               20,000.00
------------------------------------------------------------------------------------
14.   JANUARY 1, 2001             20,000.00                               20,000.00
------------------------------------------------------------------------------------
15.   FEBRUARY 1, 2001            20,000.00                               20,000.00
------------------------------------------------------------------------------------
16.   MARCH 1, 2001               20,000.00                               20,000.00
------------------------------------------------------------------------------------
17.   APRIL 1, 2001               20,000.00                               20,000.00
------------------------------------------------------------------------------------
18.   MAY 1, 2001                 20,000.00                               20,000.00
------------------------------------------------------------------------------------
19.   JUNE 1, 2001                20,000.00                               20,000.00
------------------------------------------------------------------------------------
20.   RECEIPT OF FINAL REPORT     20,000.00                               20,000.00
------------------------------------------------------------------------------------
21.
------------------------------------------------------------------------------------
22.
------------------------------------------------------------------------------------
23.
------------------------------------------------------------------------------------
24.
------------------------------------------------------------------------------------
                                                                         400,000.00
====================================================================================

      Exhibit 10.11

                                TERMS OF PAYMENT



SP-1. "When"can be answered by words such as "monthly", "on completion", "after first report", "at milestoneN", or simply "as invoiced". For the amount, words such as "balance" or "expenditure to date" can be used.

SP-2. If the total of payments above does not agree with a statement in the main body of the agreement about the amount to be paid to NRC in cash, the main body is considered correct.

SP-3. NRC may suspend its performance of any obligations under this agreement until the specified prepayment is received, and for as long as any payments are in arrears.

SP-4. If a surplus of prepayment remains when the agreement terminates, it will be refunded.

SP-5. A Party shall notify the other Party if it appears at any time that costs expressed in this agreement as estimates will be exceeded by more than 10%. The Parties shall then negotiate a further agreement on costs or payments, and either Party may suspend the performance of any obligations, other than obligations to pay, until a further agreement is reached.

SP-6. Payments must be made by cheque payable to: "Receiver General - National Research Council of Canada" aid addressed to:

                        Finance and Information Management Services
                        National Research Council
                        1200 Montreal Road
                        Ottawa, Ontario - KlA OR6, CANADA

SP-7. Interest at one percent (1%) per month compounded monthly (annual rate of 12.68%), must be paid on overdue amounts from the date when payment is due until the date it is received. NRC may revise that rate upon 2 months' notice. The Collaborator shall pay an administrative charge of 25$ for any cheque which is refused payment by the Collaborator's bank.

      Exhibit 10.11

ANNEX:  STATEMENT OF WORK AND DELIVERABLES



THE ATTACHED DOCUMENT, IN WHICH THE WORK TO BE DONE UNDER THIS AGREEMENT WAS PROPOSED, HAS BEEN ACCEPTED BY THE PARTIES AS THE "STATEMENT OF WORK" FOR THIS AGREEMENT. IT CONSISTS OF THE FOLLOWING 9 PAGES.

      Exhibit 10.11

                   ANNEX IU: INTELLECTUAL PROPERTY (UNCERTAIN)



IU-1. NATURE OF THE PROJECT By the nature of the Project, the Intellectual Property that may arise is difficult to predict, and the Parties consider it desirable to defer settling the terms on which it will be available until the Intellectual Property is known.

IU-2.    DEFINITIONS
         - "INTELLECTUAL PROPERTY" is all rights to inventions, patents, copyright material, trade secrets, proprietary information, and the right to control the reproduction and use of living plant or animal material that has new genetic or other characteristics first produced by a Party.
         - "ARISING INTELLECTUAL PROPERTY" is Intellectual Property that is developed in the Project. The possessive adjective "NRC's" or "Collaborator's" indicates ownership or control by a Party.
         - "COMMERCIALLY EXPLOIT" is to use, reproduce and modify Intellectual Property, and to manufacture, use, and sell articles embodying or made by use of Intellectual Property.

IU-3. INVENTIONS The Parties represent that, by law or contract, they will own their employees' interest in any inventions made in the Project. A Party who is the sole owner of an invention is responsible for patenting and licensing of it, but is not obliged by this agreement to obtain protection of Intellectual Property, nor to share ownership with the other Party. However, a Party who is unwilling to obtain protection for Arising Intellectual Property must diligently and effectively do so if the other Party undertakes to pay all reasonable expenses incurred in obtaining the protection.

IU-4. JOINT INVENTIONS If inventions arise from joint efforts of employees of NRC and of the Collaborator, the Parties will try to distinguish different inventions by different inventors in order to file separate patent applications. However, if a patent application does name co-inventors from both Parties, the Collaborator must assign its entire interest in the invention to NRC.

IU-5. SHARING INFORMATION The Parties will keep each other promptly informed of Arising Intellectual Property. Each Party must give the other a copy of any patent application for Arising Intellectual Property immediately upon filing the application, and a copy of related correspondence with a patent office if requested (in confidence, if so stated at the time).

IU-6. LICENSING NRC'S INTELLECTUAL PROPERTY NRC undertakes to negotiate with the Collaborator in good faith to settle the terms of a licence which will allow the Collaborator to Commercially Exploit NRC's Arising Intellectual Property, upon request by the Collaborator no later than six months after the end of the Project. Without foreclosing any possibility, the Parties agree that the terms will be fair and reasonable. If that licence cannot be settled within six months of negotiation, a Party may require that the terms be fixed by arbitration, according to the following paragraph. In addition, NRC hereby licenses the Collaborator under Crown copyright, free and without time limit, to use and reproduce all documents and drawings that are deliverable under this Agreement.

IU-7. ARBITRATION If licence terms cannot be agreed by the Parties, a Party may require that they be fixed by binding arbitration. No recourse may be had to a court for the purpose of fixing licence terms. The arbitration shall be conducted in English pursuant to the COMMERCIAL ARBITRATION ACT OF CANADA. Unless the Parties mutually select another site, hearings shall be in the same city as the Participating Institute. The Collaborator and NRC shall jointly appoint a single arbitrator familiar with a relevant field of business. The Parties must bear their own costs, and must share equally the charges of the arbitrator. The arbitrator shall base the decision on, among other things: typical commercial licences for similar Intellectual Property, patenting and other costs before sales start, the availability of patents and other protection to prevent competition, and the principle that the licence should not give more rights than the Collaborator will likely use within a reasonable time.

      Exhibit 10.11

IU-8. LICENSING COLLABORATOR'S INTELLECTUAL PROPERTY The Collaborator hereby grants to NRC a fully prepaid and royalty-free licence for all the Collaborator's Arising Intellectual Property, solely for research purposes within NRC. In addition, the Collaborator undertakes to negotiate with NRC in good faith to settle, the terms of a licence which will allow NRC to sub-license third parties to Commercially Exploit the Collaborator's Arising Intellectual Property in ways that will not unreasonably compete with the business of' the Collaborator. If that licence cannot be settled within six months of negotiation, a Party may require that: the terms be fixed by arbitration, according to the preceding paragraph.

IU-9. NON-PROJECT TECHNOLOGY This agreement does not grant any rights to Intellectual Property produced or obtained by a Party independently of the Project before or after the Project starts. If a Party needs such Intellectual Property to perform work in the course of the Project, a licence for that limited purpose is granted by this agreement and terminates at the end of the Project, but any other licence must be negotiated and cannot be arbitrated.

I U-1 0. CONFIDENTIALITY OF NON-PROJECT INFORMATION This paragraph concerns information that is not part of Arising Intellectual Property. The Parties will cooperate to minimize the other Party's obligations of confidentiality by making confidential disclosures in a manner that allows the receiving Party to halt the disclosures and avoid the obligation. No information is confidential unless a written form of it is plain marked as being confidential. Information disclosed verbally or without markings of confidentiality it!3 temporarily presumed to be confidential if there are indications that it might be confidential, but that presumption ends three months after the disclosure if the receiving party has not received a written version, or summary, plainly describing what is confidential. Documents marked "return required", or equivalent, will be returned if not destroyed. Unless specifically licensed, confidential information may not be used for any commercial purpose, or sub-licensed.

IU-11. CONFIDENTIALITY OF PROJECT INFORMATION Information that is specifically deliverable according to the STATEMENT OF WORK AND DELIVERABLES, or that is reasonably foreseeable to arise in the Project, will be maintained in mutual confidentiality by the Parties, except as required for any patent application and for any licence to a third party that is permitted by this agreement. In any case, NRC may use that information for internal purposes and for developing expertise to serve other clients to the extent possible without disclosing the information.

[U-12. END OF CONFIDENTIALITY All obligations of confidentiality and restrictions on the use of information in this agreement cease to apply five years after the termination of this agreement. They also cease to apply when essentially the same information is in the public domain, or was developed by the Party under the obligation without relying on the other Party's information, or was received by the Party under obligation without any reason to suspect a breach of a third party's obligation. Nothing in this agreement supersedes the ACCESS TO INFORMATION ACT, in which section 20 prohibits NRC from giving access to confidential financial, commercial, scientific or technical information, and trade secrets, supplied to NRC by the Collaborator.

IU-13. PUBLICITY The Parties may publicize the Work, to the extent permitted by confidentiality, and in so doing will acknowledge each Party's contribution. No Party will publicly suggest that the other Party endorses or recommends any product or process or results of the Project.